[GRAPHIC OMITTED:  SPX LOGO]

Contact:     Jeremy W. Smeltser (Investors)
             704-752-4478
             E-mail:  investor@spx.com

             Tina Betlejewski (Media)
             704-752-4454
             E-mail: spx@spx.com


                SPX CORPORATION ANNOUNCES CASH TENDER OFFERS
   FOR ITS 6 1/4% SENIOR NOTES DUE 2011 AND 7 1/2% SENIOR NOTES DUE 2013

     CHARLOTTE, NC - February 4, 2005 - SPX Corporation (NYSE: SPW), today announced that it has commenced cash tender offers to purchase any and all of the outstanding 6 1/4% Senior Notes due 2011 and 7 1/2% Senior Notes due 2013 (collectively, the "Notes"), as well as related consent solicitations to amend the indenture governing each series of Notes.

     The total consideration to be paid for each validly tendered 6 1/4% Senior Note due 2011 will be based on a fixed spread of 75 basis points over the yield to maturity of the 5% U.S. Treasury Note due February 15, 2011. The total consideration to be paid for each validly tendered 7 1/2% Senior Note due 2013 will be based on a fixed spread of 100 basis points over the yield to maturity of the 3% U.S. Treasury Note due November 15, 2007. The foregoing amounts in each case will include a consent payment of $30 per $1,000 principal amount of the Notes if the Notes are tendered on or prior to the consent time. The yield to maturity of the reference U.S. Treasury Notes used in the fixed spread formulas will be set at 2 p.m., New York City time, on March 3, 2005, unless the offers are extended.

     The consent solicitations will expire at 5:00 p.m., New York City time, on February 17, 2005, unless extended. The tender offers will expire at 5:00 p.m., New York City time, on March 7, 2005, unless extended. The tender offers and consent solicitations are made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated February 4, 2005, and the related Consent and Letter of Transmittal. Holders who tender their Notes pursuant to the offers will be required to consent to the proposed amendments. Holders who tender their Notes after the consent time will not be entitled to receive the consent payment. The offer is subject to the satisfaction of certain conditions, including closing of the sale of SPX Corporation's Edwards Systems Technology business, and receipt of consents in respect of the requisite principal amount of Notes. The purpose of the consent solicitations is to, among other things, eliminate substantially all of the restrictive covenants and certain of the default provisions contained in the indenture governing the Notes.

     The tender offer documents are being distributed to holders beginning today. J.P. Morgan Securities Inc. is the Lead Dealer Manager for the offers and Lead Solicitation Agent for the consent solicitations and can be contacted at (212) 834-3424 (collect) or (866) 834-4666 (toll free). Global Bondholder Services Corporation is the Information Agent and can be contacted at (212) 430-3774 (collect) or (866) 387-1500 (toll free).

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

     THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY. IT IS NOT INTENDED AS AN OFFER OR SOLICITATION FOR THE PURCHASE OR SALE OF ANY FINANCIAL INSTRUMENT OR AS AN OFFICIAL CONFIRMATION OF ANY TRANSACTION. ANY COMMENTS OR STATEMENTS MADE HEREIN DO NOT NECESSARILY REFLECT THOSE OF J.P. MORGAN SECURITIES INC., MITSUBISHI SECURITIES (USA), INC., SCOTIA CAPITAL
(USA) INC., GLOBAL BONDHOLDER SERVICES CORPORATION, OR THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES.

     SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

     SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on February 2, 2005.


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